EXHIBIT 99.1

                     MASTER LEASE AGREEMENT
                   dated as of June 19, 1995,
                         by and between

                   WILMINGTON TRUST COMPANY,
             NOT INDIVIDUALLY BUT SOLELY AS TRUSTEE
                            as Lessor
                               and
                             MICRUS,
                            as Lessee
                     MASTER LEASE AGREEMENT


          TABLE OF CONTENTS                                  Page
I. LEASING . . . . . . . . . . . .  1
II.     TERM, RENT AND PAYMENT . .  2
III.    TAXES. . . . . . . . . . .  2
IV.     LIENS. . . . . . . . . . .  3
V. QUIET ENJOYMENT . . . . . . . .  3
VI.     PERSONAL PROPERTY. . . . .  3
VII.    DELIVERY, OPERATION, MAINTENANCE AND REPORTING 3
VIII.   RELOCATION. . . . . . . .  4
IX.     MODIFICATIONS. . . . . . .  4
X. SUBSTITUTION OF ITEMS . . . . .  6
XI.     LESSEE ASSIGNMENT AND SUBLEASE  6
XII.    INSPECTION AND MARKING . .  8
XIII.   STIPULATED LOSS VALUE. . .  8
XIV.    LOSS OR DAMAGE . . . . . .  8
XV.     INSURANCE. . . . . . . . .  9
XVI.    RETURN OF EQUIPMENT. . . .  9
XVII.   LEASE DEFAULT. . . . . . .  9
XVIII.  LESSOR ASSIGNMENT. . . . . 11
XIX.    NET LEASE; NO SET-OFF, ETC. 12
XX.     INDEMNIFICATION. . . . . . 12
XXI.    DISCLAIMER . . . . . . . . 13
XXII.   REPRESENTATIONS AND WARRANTIES OF LESSEE . .  .  .  .  13
XXIII.  OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST;
        USURY SAVINGS. . . . . . . . . 14
XXIV.   EARLY TERMINATION. . . . . 15
XXV.    END OF BASIC TERM LEASE OPTIONS 16
          (a)    Renewal. . . .  . . . . . . 17
          (b)    Return . . . . . .  . .  .. 17
          (c)    Purchase . . . . .  . .  .  18
          (d)    Notice of Election .  . .   18
XXVI.   END OF RENEWAL TERM LEASE OPTIONS 18
          (a)    Extension. .  . . . . . . . 19
          (b     Return .  . . . . .  . .  . 19
          (c)    Purchase .  . . . .  . . .. 20
          (d)    Notice of Election . . . .  20
XXVII.  MISCELLANEOUS. . . . . . . 21
XXVIII. CHOICE OF LAW; JURISDICTION 23
XXIX.   CHATTEL PAPER. . . . . . . 23
XXX.    SCOPE OF LIABILITY . . . . 23
XXXI.   LIMITATION OF LIABILITY. . 23


EXHIBITS
   No. 1 - Additional Collateral
   No. 2 - Purchase Order Assignment and Consent
   No. 3 - Letter of Credit Agreement
   No. 4 - Corporate Guaranty
   No. 5 - IBM Guaranty
   No. 6 - Real Property Waiver
   No. 7 - Bill of Sale

                     MASTER LEASE AGREEMENT

 THIS MASTER LEASE AGREEMENT, dated as of the 19th day of June, 1995 ("Agreement"), between WILMINGTON TRUST COMPANY, not individually but solely as Trustee (the "Trustee") pursuant to that certain Equipment Trust Agreement dated as of June, 1995 (the "Trust Agreement"), with General Electric Capital Corporation, with an office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and MICRUS, a New York general partnership with its mailing address and chief place of business at 1580 Route 52, Zip 92-C, Hopewell Junction, New York 12533 (hereinafter called "Lessee").

                           WITNESSETH:

I.    LEASING:
 (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.
 (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in substantially the form attached hereto as Exhibit No. 2, unless the item of the Equipment (an "Item") shall have been delivered, in which case Lessor shall receive a Bill of Sale in substantially the form attached hereto as Exhibit No. 7 with respect to such Item, (iii) evidence of insurance which complies with the requirements of Section XV, (iv) a Corporate Guaranty in substantially the form attached hereto as Exhibit No. 3 (the "Guaranty"), duly executed by Cirrus Logic, Inc. ("Guarantor"), (v) a Letter of Credit Agreement in substantially the form attached hereto as Exhibit No. 4 (the "Letter of Credit Agreement"), duly executed by Guarantor, (vi) the Letter of Credit pursuant to the Letter of Credit Agreement, (vii) a Real Property Waiver in substantially the form attached hereto as Exhibit No. 6, duly executed by each holder of an interest in the Location (as such term is hereinafter defined) where the Equipment will be located, (viii) a Certificate of Delivery (in the form of Annex F to the applicable Schedule) with respect to such Item, and (ix) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex B to the applicable Schedule) covering such Equipment (1) concurrently with delivery of such Equipment if the purchase order with the Supplier does not provide for a period of testing after delivery; or (2) within sixty (60) days after delivery of such Equipment (but not later than December 29, 1995) if the purchase order with the Supplier provides for a period of testing after delivery. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier.
 Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.
 (c) Each funding under this Agreement shall be in an amount not less than Ten Million Dollars ($10,000,000.00) except the last funding which shall cover any residual amount, and there shall be no more than six (6) fundings in the aggregate. The aggregate amount of all fundings under this Agreement shall not exceed Seventy Million Dollars ($70,000,000.00). The composition of the Equipment described in Annex A to each Schedule shall reasonably be satisfactory to Lessor.

II.   TERM, RENT AND PAYMENT:
 (a) Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Delivery for such Equipment ("Lease Commencement Date"). The Basic Term Commencement Date shall be, and the rent payable hereunder (the "Rent") shall commence on, the first day of the calendar month next following the date that Lessee executes and delivers a Certificate of Acceptance with respect to all of the Items of Equipment listed on a Schedule. The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "Term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.
 (b) Rent shall be paid to Lessor by wire transfer of immediately available funds to Lessor's Servicing Agent, General Electric Capital Corporation (the "Servicing Agent") at: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessee.

III.  TAXES:
 Lessee shall report (to the extent that it is legally permissible) and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any United States Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon, except that Lessee shall have no liability for taxes imposed (a) by the United States of America or any state or political subdivision thereof which are on or measured by the net or gross income or net or gross receipts of Lessor or which are characterized as franchise, net worth or shareholder's capital taxes or which are expressly in substitution for, or relieve Lessor from, any of the foregoing taxes (in each case other than sales, use, value-added, license, property or similar taxes), (b) by reason of the fact that Lessor shall not be an entity organized under the laws of the United States of America or any state thereof, (c) on or in connection with any voluntary transfer, assignment or disposition by Lessor of the Equipment or any part thereof or any interest arising hereunder or under any related document (other than a transfer pursuant to the exercise by Lessor of remedies under this Agreement) or any involuntary transfer, assignment or disposition by Lessor of any such item or interest resulting from any bankruptcy or other proceedings for the relief of debtors involving Lessor, or (d) while Lessee shall be contesting such taxes (all such taxes, fees and assessments for which Lessee shall have liability under this Section III being hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes,
(iii) on all reports or returns show the ownership of the Equipment by Lessee, and (iv) on request of Lessor, send a copy thereof to Lessor. Lessor shall give Lessee prompt notice if it shall receive any claim for Taxes or if it shall determine that any Taxes shall be payable and, at the request and expense of Lessee, Lessor shall contest such Taxes so long as such contest shall not involve any material risk of forfeiture of the Equipment (unless Lessee shall have provided security against such risk in a manner reasonably satisfactory to Lessor). For purposes of this
Section III, the term "Lessor" shall include any person who holds a beneficial interest in Lessor.

IV.   LIENS:
 (a) Lessee shall not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Equipment except Permitted Liens. As used herein, "Permitted Liens" shall mean liens which are (i) the Agreement, (ii) the rights of any sublessee or operator permitted by the terms of this Agreement, (iii) those asserted by persons claiming by or through Lessor, (iv) a security interest in favor of the New York State Urban Development Corporation, which security interest shall be subject and subordinate to the interest of Lessor in the Equipment (the "New York State Lien"), (v) liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (vi) liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law, incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, and (vii) liens arising out of any judgments or awards against Lessee which have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been obtained pending an appeal or proceeding for review.
 (b) Lessee will promptly notify Lessor thereof and, at Lessee's own expense, take such action as may be necessary duly to discharge any such lien other than Permitted Liens.

V.QUIET ENJOYMENT:
 Notwithstanding any other provision of this Agreement, so long as no Material Lease Default shall have occurred and be continuing, as between Lessee and Lessor, Lessee shall have the exclusive rights to possession and control of all the Equipment and neither Lessor nor any person acting or claiming through Lessor will take any action that shall interfere with the peaceful and quiet enjoyment of the use or nonuse of any item of the Equipment (an "Item") by Lessee, and Lessee shall have the right to use or not use such Item in its sole discretion (but, in all events, shall be required to maintain the Equipment as specified herein). The foregoing is not intended to limit the inspection rights and the rights in connection with a return of the Items granted by Lessee hereunder. As used herein, "Material Lease Default" shall mean any Lease Default (as hereinafter defined) other than a Lease Default resulting pursuant to Section XVII(a)(3) of this Agreement.

VI.  PERSONAL PROPERTY:
 Lessee and Lessor agree for the purposes of this Agreement that the Items and every part thereof and title thereto are and shall be considered as and shall remain personal and not real property to all persons and for all purposes.

VII.  DELIVERY, OPERATION, MAINTENANCE AND REPORTING:
 (a) The Equipment shall be shipped directly from the Supplier to Lessee.
 (b) Lessee shall not use any Item or authorize any third party to use any Item in either case, in breach of any applicable laws (other than applicable laws as to which noncompliance would not adversely affect the business, operations or properties of Lessee and so long as such noncompliance shall not involve any material danger of the sale, forfeiture or loss of such Item or the imposition of any criminal liability on Lessor).
 (c) Lessee at its own expense shall at all times during the Term applicable to each Item maintain such Item in accordance with good commercial maintenance standards and practices followed from time to time by Lessee and International Business Machines Corporation ("IBM") in the operation and maintenance of similar kinds of properties owned or leased by it. Lessee shall keep each such Item fit for its intended use, in good and efficient working order (ordinary wear and tear excepted), and in as good condition (ordinary wear and tear excepted) as on the Lease Commencement Date for such Item of Equipment.
 (d) Lessee will promptly report to Lessor in writing if any Item of the Equipment is lost or damaged where the estimated repair costs would exceed One Hundred Thousand Dollars ($100,000.00) or is otherwise involved in an accident causing serious personal injury or significant property damage.

VIII.  RELOCATION:
 For purposes of this Agreement, the term "Location" shall mean any building or buildings owned and/or operated by Lessee, Guarantor or IBM, or any of their solvent subsidiaries, collectively referred to by such party as a "site". The initial Location for the Equipment leased under this Agreement is the IBM East Fishkill site which incorporates the Hudson Valley Research Park. Lessee may not relocate any of the Items from the initial Location without Lessor's prior written consent (which shall not unreasonably be withheld) unless the following conditions are satisfied:
 (a) the Item is relocated to a Location located in the contiguous Continental United States of America and the owner of the Location has provided Lessor with the appropriate landlord waiver;
 (b) Lessee shall have provided Lessor with written notice of the intention to relocate such Items in accordance with the terms hereof at least ten (10) Business Days prior to the date such relocation is commenced;
 (c) no Material Lease Default shall have occurred and be continuing;
 (d) all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with such relocation shall be paid by Lessee;
 (e)  the Equipment is located at not more than three (3)
Locations; and
 (f) Lessee executes and delivers to Lessor such documents and instruments as reasonably may be required by Lessor in connection with such relocation of the Equipment, including (without limitation) Uniform Commercial Code financing statements to be filed at Lessee's expense.
 If Lessee moves any Item to a different building within a Location, promptly thereafter Lessee shall deliver to Lessor an itemization identifying the specific building to which such Item was moved.

IX.  MODIFICATIONS:
 (a) Lessee, at its own expense from time to time, may make any modification to any Item that Lessee may deem desirable in the conduct of its business if Lessee complies with all applicable laws relating thereto; provided, however, that Lessee shall not have the right to make any such modification that could materially impair such Item from being operated as designed or diminish the value, utility or remaining useful life of such Item to an independent third-party user.
 (b)  Title to each modification shall vest as follows:
      (i) in the case of each modification for which Lessor shall have provided financing of the cost of such modification effective on the date such modification shall have been incorporated into such Item, Lessor shall acquire title to such modification without further act;
      (ii) in the case of each modification for which Lessor shall not have provided financing of the cost of such modification, Lessee shall retain title to such modification; and
      (iii) notwithstanding subparagraph (ii) above, in the case of modifications which remain upon return of the Item to Lessor at the end of the Term applicable to an Item so modified, title to such modifications shall vest in Lessor at the end of the Term applicable to such Item at no cost to Lessor and without further action by Lessee; provided, however, that Lessee shall take such actions as reasonably may be required by Lessor to evidence the transfer of title.
Immediately upon title to a modification vesting in Lessor pursuant to Paragraph (b)(i) of this Section, such modification shall, without further act, become subject to this Agreement and be deemed part of the applicable Item for all purposes. Modifications title to which remains in Lessee pursuant to this Section shall not be deemed a part of the applicable Item and shall not be subject to this Agreement.
 (c) Lessee may request Lessor to finance the cost of any modification (a "Modification Financing"), on terms acceptable to Lessee and Lessor. Lessor shall comply with any such request subject to the following conditions precedent to Lessor's obligation:
      (i) there shall have been no material adverse change in the business and financial condition of Guarantor;
      (ii) no Material Lease Default shall have occurred and be continuing;
      (iii) all governmental actions related to Lessee and the Item subject to the modification required to effect the Modification Financing shall have been obtained; and
      (iv) such request is approved in writing by General Electrical Capital Corporation and the other Participants (as such term is hereinafter defined), including satisfaction of each such person's underwriting criteria and approval of the proposed modification.
 (d) Subject to compliance with applicable law and so long as no Material Lease Default shall have occurred and be continuing, if Lessor and Lessee cannot agree on the terms of a proposed Modification Financing, Lessee may purchase (upon sixty (60) days' notice to Lessor, on the Rent Payment Date specified in such notice) the Item which was to have been modified at a purchase price equal to the Stipulated Loss Value of such Item computed as of such Rent Payment Date plus any accrued Rent and other charges hereunder due with respect to such Item as of such Rent Payment Date.
 (e) Subject to compliance with applicable law and so long as no Material Lease Default shall have occurred and be continuing, Lessee may remove, at its own expense, any modification to which Lessee shall have title as provided in Paragraph (b) above; provided, that, unless Lessee shall have given notice of its desire to purchase such Item, at its own expense and prior to the end of the Term applicable to the Item subject to such modification, Lessee shall repair any damage to such Item caused by such removal, and such Item remains in the condition required hereunder.

X.    SUBSTITUTION OF ITEMS:
 Provided that no Material Lease Default shall have occurred and be continuing, at Lessee's expense, Lessee may at any time substitute a comparable Item of the Equipment for any Item (a "Substituted Item") in accordance with the terms of this Section.
 On a quarterly basis, Lessee shall notify Lessor of all substitutions made during the preceding quarter. At such time as the aggregate original Capitalized Lessor's Cost of all Substituted Items (other than Items replaced pursuant to Section XIII(a) hereof) exceeds twenty percent (20%) of the aggregate original Capitalized Lessor's Cost of all Equipment leased hereunder, Lessee's option to substitute additional Items shall be subject to Lessor's prior written consent (which consent shall not unreasonably be withheld). If Lessee shall elect to substitute an Item of the Equipment pursuant hereto, Lessee shall, at its sole cost and expense, convey to Lessor a comparable item of equipment (a "Replacement Item"), free and clear of all liens other than Permitted Liens, that has at least the value, utility and remaining useful life and is in as good operating condition as the Substituted Item, assuming that the Substituted Item had been maintained in accordance with this Agreement. In addition, Lessee shall pay to the Servicing Agent an administrative fee of Three Thousand Dollars ($3,000.00) per notice of substitution (provided, however, that such administrative fee shall not exceed Twelve Thousand Dollars ($12,000.00) per calendar year), and Lessee shall execute and deliver to Lessor such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) Uniform Commercial Code financing statements to be filed at Lessee's expense. Upon compliance by Lessee with the terms of the two (2) preceding sentences, Lessor will transfer to Lessee, on an AS IS BASIS (as hereinafter defined) all of Lessor's interest in and to in such Substituted Item. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Substituted Item and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Substituted Item free and clear of any liens or encumbrances created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Substituted Item. Lessee will be subrogated to all claims of Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of such Substituted Item, and such Substituted Item shall no longer be subject to this Agreement. For all purposes hereof, the Replacement Item so substituted shall after such transfer be part of the property leased hereunder and be an "Item". No such substitution shall result in any change in Rent.

XI.  LESSEE ASSIGNMENT AND SUBLEASE:
 (a) Lessee shall have and retain throughout the Term with respect to any Item control over the operation and use of such Item, and may, so long as no Lease Default shall have occurred and be continuing, without the consent of Lessor, assign its interest in this Agreement or sublease, license, transfer control of, or permit any other person to use, all or any part of any Item or Items during the Term, subject to the following terms and conditions:
      (i) Lessee shall remain primarily liable to Lessor for the performance of all the terms of this Agreement to the same extent as if such assignment, sublease or arrangement had not occurred and the Guaranty shall remain in full force and effect against Guarantor;
      (ii) such assignment, sublease or arrangement shall be in compliance with all applicable laws;
      (iii) such assignment, sublease or arrangement as to any Item shall not extend beyond the stated Term with respect to such Item as then in effect for such Item, and any rights created thereby in an Item shall be fully subject and subordinate to this Agreement;
      (iv) such assignment, sublease or arrangement shall not subject Lessor to any regulation by any governmental agency;
      (v) such assignment, sublease or arrangement shall be to Guarantor or to a solvent affiliate of Lessee, Guarantor or IBM, organized under the laws of any state of, and located in, the United States;
      (vi) Lessee shall have given prior written notice to Lessor of any such assignment, sublease or arrangement;
      (vii) Lessee shall obtain and deliver to Lessor such Uniform Commercial Code financing statements executed by the assignee or sublessee and Lessee, as reasonably may be required by Lessor, to be filed at Lessee's expense; and
      (viii) all reasonable costs and expenses (including attorney's fees and expenses) incurred by Lessor in connection with such assignment, sublease or arrangement shall be paid by Lessee.
 Lessee may make any such assignment, sublease or arrangement to a person other than those persons listed above provided such person is organized under the laws of any state of, and located in, the United States and is not a non-profit, tax-exempt entity; and provided further that such assignment, sublease or arrangement complies with subparagraphs (i) through (iv) and (vi) through
(viii) above, with Lessor's prior written consent, which consent shall not unreasonably be withheld.

 Notwithstanding the foregoing, if Guarantor, IBM or their subsidiaries who are partners in Lessee decide to dissolve Lessee, Lessee may assign its leasehold interest in this Agreement in its entirety to Guarantor, IBM or a solvent subsidiary of either thereof, or to a solvent general partnership of which IBM or a solvent subsidiary of IBM is the managing general partner; provided, that (1) the Guaranty will survive any such assignment and remains in full force and effect against Guarantor, and (2) subparagraphs (ii), (iii), (iv), (vi) and (vii) above shall be complied with.

 (b) Lessee shall not consolidate or merge into any person or sell, transfer, convey or lease all or substantially all its properties or assets as an entirety to any Person, unless:
      (i) the successor entity formed by such consolidation or into which it is merged or the successor entity that acquires by conveyance, transfer or lease all or substantially all its assets as an entirety, shall be organized under the laws of the United States of America, a state thereof or the District of Columbia, shall be authorized under all applicable laws to operate the Equipment and perform its obligations under this Agreement and all related documents (the "Operative Documents") to the same extent as Lessee and (at Lessee's expense) shall deliver to Lessor an opinion of counsel reasonably satisfactory in form and substance to the effect that the obligations of Lessee hereunder have been assumed by the successor entity by operation of law without any further act by such successor entity, or an agreement in form and substance reasonably satisfactory to Lessor containing an assumption by such successor entity of the due and punctual performance of each covenant and condition of the Operative Documents to be performed or observed by Lessee;
      (ii) immediately after giving effect to such transaction, no Material Lease Default shall have occurred and be continuing; and
      (iii) the Guaranty shall remain in full force and effect against Guarantor and applicable to the successor.
Upon any such consolidation or merger, or any sale, conveyance, transfer or lease of substantially all the assets of Lessee in accordance with this Section, the successor entity formed by such consolidation or into which the Lessee shall be merged or to which such sale, conveyance, transfer or lease shall be made, shall succeed to, and be substituted for, and may exercise every right and power and shall be subject to, each and every obligation of Lessee under the Operative Documents to which it is a party with the same effect as if such successor corporation had been named as Lessee therein.
 (c) The dissolution of Lessee shall not cause this Agreement to terminate, or otherwise constitute a Lease Default, so long as, prior to the effective date of such dissolution, Lessee shall have complied with Paragraph (b) of this Section (whereupon the assignee of Lessee's rights thereunder shall become Lessee for all purposes hereunder and under the other Operative Documents).

XII.  INSPECTION AND MARKING:
 Subject to Lessee's reasonable standard security procedures and operational requirements), during the normal business hours of Lessee, Lessor may (at its own expense), upon reasonable prior notice, inspect the Equipment. Lessee shall affix to any Item, according to Lessor's instructions, any reasonable identifying labels, plates or tags supplied by Lessor which do not interfere with such Item's operation.

XIII. STIPULATED LOSS VALUE:
 Lessee shall promptly and fully notify Lessor in writing if any Item of Equipment shall be or become, lost, stolen, destroyed, irreparably damaged in the determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the Rent Payment Date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall either (as selected by Lessee):
 (a) replace the Item of Equipment having suffered the Casualty Occurrence as provided in Section X hereof; or
 (b) pay Lessor the sum of (x) the Stipulated Loss Value of such Item calculated in accordance with Annex C to the applicable Schedule as of the Rent Payment Date next following such Casualty Occurrence ("Calculation Date"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such Item shall terminate and (except in the case (i) of the loss, theft or complete destruction of such unit, or (ii) where the insurer requires possession of the damaged unit), Lessee shall be entitled to recover possession of such unit.

XIV.  LOSS OR DAMAGE:
 Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any Item of Equipment from any cause whatsoever from the Lease Commencement Date.

XV.   INSURANCE:
 Lessee agrees, at its own expense, to keep all Equipment insured for such amounts as specified in Paragraph D of the Equipment Schedule and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, with respect to all losses in excess of One Hundred Thousand Dollars ($100,000.00), irrespective of any breach of warranty or other act or omission of Lessee. Such policies may include such deductibles or self-insured retentions as are acceptable to Lessor. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor and, upon Lessor's determination that such insurance is satisfactory to it, Lessor shall certify to Lessee that such insurance is satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. During the existence of a Lease Default hereunder, Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any Item of Equipment where the repair costs do not exceed One Hundred Thousand Dollars ($100,000.00), or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or cancelled by the insurer until after thirty (30) days written notice to Lessor. Lessee may, at its option, apply proceeds of insurance not in excess of One Hundred Thousand Dollars ($100,000.00), in whole or in part, to
(i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder. Provided that no Material Lease Default shall then have occurred and be continuing, Lessor shall apply proceeds of insurance in excess of One Hundred Thousand Dollars ($100,000.00), in whole or in part, as elected by Lessee pursuant to Section XIII hereof, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

XVI.  RETURN OF EQUIPMENT:
 Upon any expiration or termination of this Agreement or any Schedule, unless Lessee shall have exercised its early termination option pursuant to Section XXIV hereof, or its extension option pursuant to Section XXVI(a) hereof, or its renewal option pursuant to Section XXV(a), hereof, or its purchase option pursuant to
Section XXV(c) or Section XXVI(c) hereof, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected Items of Equipment in the same condition and appearance as when received by Lessee (ordinary wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such Items to be deinstalled, disassembled and crated by qualified personnel of Lessee or IBM, or by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and (iii) within ten (10) days after such expiration or termination, ship such Items, free and clear of all liens and encumbrances (other than the New York State Lien), to a location within the forty-eight (48) contiguous continental United States as Lessor shall direct; and Lessee shall provide, at its expense, transit insurance payable to Lessor for the Equipment in the amount of the then Stipulated Loss Value of the Equipment.

XVII. LEASE DEFAULT:
 (a) Lessor may in writing declare this Agreement in default ("Lease Default") if: (1) Lessee breaches its obligation to pay Rent when due hereunder and fails to cure the breach within ten
(10) days; (2) Lessee breaches its obligation to pay any sum (other than Rent) when due and fails to cure that breach within five (5) days after written notice thereof; (3) Lessee breaches any of its insurance obligations under Section XV; (4) Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; provided, however, that if such breach (A) is curable, (B) cannot be remedied within the thirty (30) day period, (C) Lessee commences reasonable efforts to effect such remedy within the thirty (30) day period and diligently pursues such efforts, and
(D) does not involve any substantial danger of the sale, forfeiture or loss of the Equipment or of Lessor's interest therein, then Lessee shall have an additional period of sixty (60) days to effect such remedy); (5) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading when made in any material respect; (6) Lessee becomes insolvent or ceases to do business as a going concern (unless the provisions of Section XI(c) hereof are satisfied); (7) any Equipment is illegally used; (8) a petition is filed by Lessee under any bankruptcy or insolvency laws; (9) a petition is filed against Lessee under any bankruptcy or insolvency laws and is not dismissed within sixty (60) days; (10) Lessee shall have terminated its existence as a general partnership, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless the provisions of Section XI hereof are satisfied or not less than sixty (60) days prior to such Event:
(x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease; and (y) Lessor is reasonably satisfied as to the creditworthiness of such person; or
(11) subject to the provisions set forth in Paragraph (b) of this Section, there occurs a default under Section 6(b)(2) of the Guaranty. Such declaration shall apply to all Schedules except as specifically excepted by Lessor.
 (b) Lessor shall provide written notice to IBM upon the occurrence of a default under Section 6(b)(2) of the Guaranty and, for a period of thirty (30) days after the giving of such notice (the "30-day Period"), if no other Material Lease Default has then occurred and is continuing Lessor shall not declare this Agreement to be in default as a result of such occurrence and shall not exercise any remedies hereunder as a result of such occurrence, provided that all Rent and other payments becoming due hereunder are paid as and when due during such 30-day Period. Prior to the expiration of such 30-day Period, IBM may (at its sole discretion): (1) cause to be delivered to Lessor an irrevocable letter of credit (in form and substance satisfactory to Lessor) issued by a national bank acceptable to Lessor in an amount equal to the Rent becoming due during the next succeeding ninety (90) day period (the "Subsequent Rent"), or (2) deliver to Lessor a written guaranty of IBM, in substantially the form attached hereto as Exhibit No. 5, guaranteeing the payment as and when due of the Subsequent Rent. If IBM timely provides the required letter of credit or guaranty, for an additional ninety (90) days after the original 30-day Period, if no other Material Lease Default has then occurred and is continuing, Lessor shall not declare this Agreement to be in default as a result of such occurrence and shall not exercise any remedies hereunder as a result of such occurrence. Upon the expiration of such subsequent ninety (90) day period, unless IBM has (i) delivered to Lessor a written guaranty of IBM, in substantially the form attached hereto as Exhibit No. 5, (ii) purchased all the Equipment for its then Stipulated Loss Value, plus all unpaid Rent and other amounts due hereunder, (iii) received an assignment of all right, title, interest and obligations of Lessee in, under and pursuant to this Agreement, and IBM has accepted such assignment and assumed such obligations, or (iv) taken such other action acceptable to Lessor (in its sole discretion), then Lessor may exercise all rights and remedies hereunder.
 (c) After a Lease Default has occurred and is continuing, Lessee shall, upon demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Termination Value of the Equipment (calculated as of the Rent Payment Date next preceding the declaration of Lease Default), and
(ii) all Rent and other sums then having become due hereunder; and upon payment of such sums and all other costs, charges and expenses incurred by Lessor (including attorney's fees and expenses) as a result of the occurrence of Lease Default, Lessor will transfer to Lessee, on an AS IS BASIS (as hereinafter defined), all of Lessor's interest in and to the Equipment (and Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and other matters, except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor), and Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment. If Lessee fails to pay the amounts specified in the preceding sentence, then, at the request of Lessor, Lessee shall comply with the provisions of Section XVI hereof. Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is located and take possession thereof. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Lessee shall pay any deficiency in clauses (1) and (2) forthwith.

 (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease and any ancillary documents. Waiver of any default shall not be a waiver of any other or subsequent default.


XVIII.     LESSOR ASSIGNMENT:
 (a) Lessor may not, without the consent of Lessee (which consent shall not unreasonably be withheld, delayed or conditioned), assign this Agreement or any Schedule, or the right to enter into any Schedule except to a successor trustee pursuant to the Trust Agreement. The Servicing Agent shall act as the fiscal agent for any assignee unless the Servicing Agent is removed by Lessor as a result of its failure or inability to perform such duties. Lessee agrees to confirm in writing receipt of a notice of an approved assignment as reasonably may be requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.
 (b) Lessee acknowledges that it has been advised that the interest of Lessor in this Agreement, the Equipment Schedules, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, certain third parties (each being herein referred to as a "Participant" and, collectively, as the "Participants") without the consent of Lessee (the "Syndication"). Lessee agrees reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgements as reasonably may be required by Lessor or such Participant; provided, however, in no event shall Lessee be required to consent to any change that would adversely affect any of the terms of the transactions contemplated herein; and provided further, however, that Lessor shall be responsible for its own costs and expenses incurred in connection with the Syndication. Each Participant shall be required to comply with the provisions of Section V hereof.
 (c) Lessor and each Participant agrees that it will not advertise or publish the fact that it has furnished financing to, or otherwise entered into the transactions contemplated hereby with Lessee, Guarantor or IBM without first obtaining the written consent of such person. Notwithstanding any other provision of any Operative Document, Lessor and the Participants will not have any right to use any trademark or trade name of, or otherwise refer to Lessee, Guarantor or IBM in any promotion or publication without first obtaining the written consent of such person.
 (d) Lessor and each Participant agrees that it shall not amend the provisions of Section 9.01 of the Trust Agreement, pertaining to the transfer of the Participant's interests.

 (e) Subject always to the foregoing and to Section XI hereof, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

XIX.  NET LEASE; NO SET-OFF, ETC.:
 This Agreement is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XX.   INDEMNIFICATION:
 (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, the Participants, the Servicing Agent, their agents, employees, successors and assigns, from and against any and all damages, penalties, injuries, claims, actions and suits (including legal and other expenses), of whatsoever kind and nature, in contract or tort, except as to taxes which are covered in Section III hereof only (provided, however, that each such party is liable for its own gross negligence or willful misconduct and shall not be indemnified hereunder as a result thereof; and provided further, however, that the Servicing Agent shall be liable for any obligations it has under any other agreements and shall not be indemnified hereunder therefor) (and including, but not limited to, Lessor's strict liability in tort), arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) any claim by a third party attributable to the maintenance or use of such Item by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.
 (b) Lessee hereby agrees to pay the fees and expenses of Wilmington Trust Company, as Trustee becoming due under the Trust Agreement, upon receipt of an invoice therefor.
 (c) All of Lessor's and the Servicing Agent's rights, privileges and indemnities contained in this Section XX shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XXI.  DISCLAIMER:
 LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR (EXCEPT AS EXPRESSLY PROVIDED HEREIN) TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XXII. REPRESENTATIONS AND WARRANTIES OF LESSEE:
 Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule:
 (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located, where the failure to be so qualified would have a material adverse effect.
 (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws and equitable principles.

 (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

 (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of that certain Partnership Agreement dated as of September 30, 1994, between Cirel Inc. and MiCrus Holdings Inc.; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.
 (e) There are no suits or proceedings pending or (to Lessee's knowledge) threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.
 (f) Lessee is a general partnership duly organized and will be at all times validly existing under the laws of the State specified in the first sentence of this Agreement (except in accordance with the provisions of Section XI(c) hereof). Cirel, Inc. and MiCrus Holdings Inc. are the sole general partners of Lessee.
 (g) The Equipment will at all times be used for commercial or business purposes.

XXIII.     OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST;
USURY SAVINGS:
 (a) For Federal, state and local income tax purposes, Lessor will treat Lessee as the owner of the Equipment. Accordingly, Lessor will not claim any tax benefits available to an owner of the Equipment.
 (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of this Agreement, which are incorporated therein by reference), Lessee hereby grants to Lessor a first priority security interest in (1) the Equipment leased under the Schedules, and (2) Lessee's interest in the personal property described on Exhibit No. 1 now or hereafter attached to this Agreement which is leased to Lessee by Cirel, Inc. , and any and all substitutions, replacements or exchanges therefor, and modifications, additions, attachments, accessions and accessories thereto, made pursuant to the terms hereof or of the lease from Cirel, Inc., in each such case in which Lessee shall from time to time acquire an interest (the "Additional Collateral"), and any and all insurance and/or other proceeds (but without power of sale) of the property in and against which a security interest is granted hereunder. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Additional Collateral except Permitted Liens and a security interest in favor of Cirel, Inc., which security interest shall be subject and subordinate to the interest of Lessor in the Additional Collateral. Lessee shall use, maintain and insure the Additional Collateral as provided herein with respect to the Equipment. Not more than three (3) times during the Term, Lessee shall initial and deliver to Lessor an Exhibit No. 1 to be attached hereto describing the Additional Collateral, together with such Uniform Commercial Code financing statements or statements of amendment as reasonably may be required by Lessor, to be filed at Lessee's expense.
 (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of Lessee, and (4) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease (the "Interest") which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading the Interest in equal parts during the period of the full Term. Notwithstanding the foregoing, if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).

XXIV. EARLY TERMINATION:
 On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no Material Lease Default then exists hereunder, from time to time (i) terminate this Agreement as to any Item of the Equipment (provided, however, that the aggregate original Capitalized Lessor's Cost of all Items of the Equipment terminated pursuant to this clause (i) shall not exceed twenty (20) percent of the aggregate original Capitalized Lessor's Cost of all Equipment described on all Schedules executed hereunder) which have not previously been terminated under this clause (i), or (ii) terminate this Agreement as to all Items of the Equipment then leased pursuant to an individual Schedule, as of a Rent Payment Date (the date of termination of this Agreement pursuant to this Section or otherwise being hereinafter referred to as the "Termination Date") upon at least ninety (90) days' prior written notice to Lessor. In such notice, Lessee shall specify whether Lessee elects to purchase the Item of the Equipment pursuant to Paragraph (b) hereof, or to cause the Item of the Equipment to be sold to a third party pursuant to Paragraph
(a) hereof.
 (a) If Lessee elects to cause the Item of the Equipment to be sold to a third party, Lessee shall, and Lessor may, solicit cash bids for the Item of the Equipment on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever ("AS IS BASIS"). On or prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and the expiration date for such bids, (ii) pay to the Servicing Agent an administrative fee of Three Thousand Dollars ($3,000.00) per notice of termination, and (iii) pay to Lessor (A) the Termination Value (calculated as of the Termination Date) for the Equipment, and (B) all Rent and other sums due and unpaid as of the Termination Date with respect to the applicable Item of the Equipment. Provided that all amounts due hereunder with respect to the applicable Item of the Equipment have been paid on the Termination Date, Lessor and Lessee shall sell the applicable Item of the Equipment on an AS IS BASIS for cash to the highest bidder and (within fifteen (15) Business Days after receipt of good collected funds) refund the proceeds of such sale (net of any related out-of-pocket expenses) to Lessee. Upon satisfaction of the conditions specified in this Paragraph (a), Lessor will transfer, on an AS IS BASIS all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the applicable Item of the Equipment free and clear of any liens or encumbrances created by, through or under Lessor).
Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Item of the Equipment. If such sale is not consummated due to the fault of the potential buyer, no termination shall occur and Lessor shall refund the Termination Value (less any out-of-pocket expenses incurred by the Servicing Agent) to Lessee within fifteen
(15) Business Days of the expiration date set forth in the Lessee's certification of the bid related to such sale. Lessor shall cause the Servicing Agent to conduct any such sale promptly and with the same consideration that the Servicing Agent would afford to the sale of its own assets. If any such sale is not consummated due to the fault of Lessor or the Servicing Agent, then (i) the termination shall be deemed to have occurred as of the expiration date set forth in Lessee's certification of the bid related to such sale, (ii) the Termination Value shall be repaid by Lessor to Lessee, and (iii) title to the applicable Equipment shall vest in Lessor.
 (b) If Lessee elects to purchase the applicable Item of the Equipment, on the Termination Date, Lessee shall pay to Lessor in cash the purchase price for the applicable Item of the Equipment, determined as hereinafter provided. The purchase price of the applicable Item of the Equipment shall be an amount equal to the Termination Value (calculated as of the Termination Date) for the applicable Item of the Equipment, plus all sales taxes upon sale.
 Lessee shall also pay to Lessor all Rent and other sums due and unpaid as of the Termination Date applicable Item of the Equipment. Upon satisfaction of the conditions specified in this Paragraph (b), Lessor will transfer, on an AS IS BASIS all of Lessor's interest in and to the with respect to the applicable Item of the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Item of the Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the applicable Item of the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Item of the Equipment.
 As used herein, "Termination Value" shall mean the sum of the applicable Stipulated Loss Value plus the Make Whole Amount. For purposes hereof, "Make Whole Amount" shall mean a premium equal to the excess, if any, of (i) the aggregate present value as of the Termination Date of the sum of (A) the remaining scheduled Rent payments with respect to the applicable Item of the Equipment, plus (B) the full amount of the applicable Fixed Purchase Price with respect to the applicable Item of the Equipment that but for termination of this Agreement would be payable on the last Rent Payment Date during the then applicable Basic Term or Renewal Term, discounted to the date of payment at the Reinvestment Rate, over (ii) the aggregate present value as of the Termination Date of the sum of (A) the remaining scheduled Rent payments with respect to the applicable Item of the Equipment, plus (B) the full amount of the applicable Fixed Purchase Price with respect to the applicable Item of the Equipment that but for termination of this Agreement would be payable on the last Rent Payment Date during the then applicable Basic Term or Renewal Term, discounted to the date of payment at the Assumed Interest Rate; provided, however, that if the Reinvestment Rate is equal to or higher than the Assumed Interest Rate, the Make Whole Amount shall be zero. For purposes hereof, "Reinvestment Rate" shall mean the sum of (i) the Applicable Treasury Yield plus (ii) fifty (50) basis points. The term "Applicable Treasury Yield" at any time shall mean the yield to maturity of United States Treasury Notes with a maturity equal to the remaining average life of the Term of the Lease as published in The Wall Street Journal two (2) Business Days prior to the Termination Date. If no maturity exactly corresponds to such remaining Term, the Applicable Treasury Yield shall be interpolated on a straight-line basis, utilizing the yields for the two maturities which most closely correspond to the requisite maturity. For purposes hereof, "Assumed Interest Rate" shall mean the sum of (i) the Base Index, plus (ii) one hundred twenty-five
(125) basis points. "Base Index" shall mean the five (5)-year Treasury Constant Maturities rate as published in The Wall Street Journal on the second Business Day immediately preceding the Lease Commencement Date.

XXV.  END OF BASIC TERM LEASE OPTIONS:
 Provided that no Material Lease Default shall have occurred and be continuing, Lessee shall have the option, upon the expiration of the Basic Term of the applicable Schedule, to return, or to purchase, or to renew the term of this Agreement with respect to, all (but not less than all) of the Equipment leased under an individual Schedule executed hereunder upon the following terms and conditions.
 (a) Renewal. So long as Lessee shall not have exercised its option to return the Equipment pursuant to Paragraph (b) of this Section, nor exercised its purchase option pursuant to Paragraph
(c) of this Section, Lessee shall have the option, upon the expiration of the Basic Term of the applicable Schedule, to renew the Agreement with respect to all, but not less than all, of the Equipment leased under an individual Schedule for the renewal term specified in Paragraph B of the applicable Schedule (the "Renewal Term") at the Basic Term Lease Rate Factor.
 (b) Return. So long as Lessee shall not have exercised its option to renew this Agreement pursuant to Paragraph (a) of this Section, nor exercised its purchase option pursuant to Paragraph
(c) of this Section, Lessee shall have the option, upon the expiration of the Basic Term of an individual Schedule, to return all (but not less than all) of the Equipment described on an individual Schedule, to Lessor upon the following terms and conditions: If Lessee desires to exercise this option, Lessee shall (i) pay to Lessor on the last day of the term of this Agreement with respect to the applicable individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Basic Term Fixed Purchase Price of such Equipment, and (ii) return the Equipment to Lessor in accordance with Section XVI hereof. That portion of the terminal rental adjustment amount paid by Lessee to Lessor as is equal to the Basic Term Residual Risk Amount shall be held in escrow by Lessor and deposited in an interest-bearing account, invested in Permitted Investments (as such term is hereinafter defined). Thereafter, upon return of all of the Equipment described on the applicable Schedule, Lessor shall arrange for the commercially reasonable sale, scrap or other disposition of such Item of the Equipment. Lessee fully shall cooperate with Lessor in consummating such sale, scrap, or other disposition of the Equipment. Such sale, scrap or disposition shall occur promptly and Lessor shall conduct such sale, scrap or disposition with the same consideration that the Servicing Agent would afford to the sale, scrap or disposition of such Item of its own assets. Upon satisfaction of the conditions specified in this Paragraph (b), Lessor and Lessee will transfer to the purchaser(s), on an AS IS BASIS all of their interest in and to the applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any liens or encumbrances created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment. Promptly following the sale, scrap or other disposition of an Item of the Equipment and receipt by Lessor in good collected funds of the sales proceeds, if any, with respect to such Item of the Equipment, (1) Lessor shall pay to Lessee from the escrow account an amount equal to the Basic Term Residual Risk Amount (as specified in the Schedule) of such Item of the Equipment (less all reasonable actual out-of-pocket costs, expenses and fees incurred by the Servicing Agent, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment); (2) Lessor shall pay from the escrow account all reasonable actual out-of-pocket costs, expenses and fees of the Servicing Agent, including storage, reasonable and necessary maintenance and other re-marketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment; and (3) any excess sales proceeds then remaining shall be held in escrow by Lessor and deposited in an interest-bearing account, invested in Permitted Investments. Promptly after the sale, scrap or other disposition of all of the Equipment described on the applicable Schedule and receipt by Lessor in good collected funds of the sales proceeds with respect thereto, Lessor shall pay to Lessee an amount equal to all net proceeds, if any, of such sale, scrap or other disposition in excess of the Basic Term Residual Risk Amount of the Equipment already paid to Lessee, and Lessor will also pay to Lessee all
interest earned on the amount held in escrow.   As used herein,
"Permitted Investments" shall mean the following securities which shall mature within thirty (30) days of the date of purchase:
      (i)  direct obligations of the United States of America; or
      (ii) obligations fully guaranteed by the United States of America; or
      (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of its States, having a combined capital and surplus not less than $100,000,000 and having a rating of "B" or better from the Keefe Bank Watch Service; or
      (iv) commercial paper rated A-1/P-1 by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively (or if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such rating organization.
 (c) Purchase. So long as Lessee shall not have exercised its option to renew this Agreement pursuant to Paragraph (a) of this Section, nor exercised its option to return the Equipment pursuant to Paragraph (b) of this Section, Lessee shall have the option, upon the expiration of the Basic Term of each individual Schedule, to purchase all (but not less than all) of the Equipment described on such Schedule upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment described on an individual Schedule, Lessee shall pay to Lessor on the last day of the term of this Agreement with respect to such individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder with respect to the Equipment described on the applicable Schedule, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Basic Term Fixed Purchase Price of such Equipment (as specified on such Schedule), plus all sales taxes and all other reasonable and documented out-of-pocket expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such Items of Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment.
 (d) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this Section not less than one hundred fifty (150) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term of an individual Schedule. Such election shall be effective with respect to all Equipment described on the applicable Schedule. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected to renew the term of this Agreement pursuant to Paragraph (a) of this Section described on the applicable Schedule. XXVI. END OF RENEWAL TERM LEASE OPTIONS.
 Provided that no Material Lease Default shall have occurred and be continuing, if Lessee exercised its option to renew this Agreement pursuant to Section XXV, then Lessee shall have the option, upon the expiration of the Renewal Term of each Schedule, to return, or to purchase, or to extend the term of this Agreement with respect to, all (but not less than all) of the Equipment leased under an individual Schedule upon the following terms and conditions.

 (a) Extension. So long as Lessee shall not have exercised its option to return the Equipment described on an individual Schedule pursuant to Paragraph (b) of this Section, nor exercised its purchase option pursuant to Paragraph (c) of this Section, Lessee shall have the option, upon the expiration of the Renewal Term, to extend the Agreement with respect to all, but not less than all, of the Equipment described on an individual Schedule for an additional term of twelve (12) months (the "Extension Term") at a monthly rental to be paid in arrears on the same day of each month on which the prior Renewal Term Rent installment was paid (except that the last installment shall be paid on the last day of the Extension Term), and calculated so as to amortize the Renewal Term Fixed Purchase Price of such Equipment described on an individual Schedule over the Extension Term, together with interest thereon at a rate per annum equal to one hundred twenty-one (125) basis points over the then current yield to maturity of U.S. Treasury Notes having a one year maturity, in twelve (12) equal monthly installments. At the end of the Extension Term, provided that Lessee is not then in default under this Agreement or any other agreement between Lessor and Lessee, Lessee shall purchase all, and not less than all, of such Equipment described on an individual Schedule for $1.00 cash, together with all rent and other sums then due on such date, plus all sales taxes and all other reasonable and documented out-of-pocket expenses incurred by Lessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph (a), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment.
 (b) Return. So long as Lessee shall not have exercised its extension option pursuant to Paragraph (a) of this Section, nor exercised its purchase option pursuant to Paragraph (c) of this Section, Lessee shall have the option, upon the expiration of the Renewal Term of an individual Schedule, to return all (but not less than all) of the Equipment described on an individual Schedule, to Lessor upon the following terms and conditions: If Lessee desires to exercise this option, Lessee shall (i) pay to Lessor on the last day of the term of this Agreement with respect to the applicable individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Renewal Term Fixed Purchase Price of such Equipment, and (ii) return the Equipment to Lessor in accordance with Section XVI hereof. That portion of the terminal rental adjustment amount paid by Lessee to Lessor as is equal to the Renewal Term Residual Risk Amount shall be held in escrow by Lessor and deposited in an interest-bearing account, invested in Permitted Investments. Thereafter, upon return of all of the Equipment described on the applicable Schedule, Lessor shall arrange for the commercially reasonable sale, scrap or other disposition of such Equipment. Lessee fully shall cooperate with Lessor in consummating such sale, scrap, or other disposition of the Equipment. Such sale, scrap or disposition shall occur promptly and Lessor shall conduct such sale, scrap or disposition with the same consideration that the Servicing Agent would afford to the sale, scrap or disposition of its own assets. Upon satisfaction of the conditions specified in this Paragraph (b), Lessor and Lessee will transfer to the purchaser(s) on an AS IS BASIS all of Lessor's interest in and to the applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any liens or encumbrances created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable
Equipment.   Promptly following the sale, scrap or other
disposition of an Item of the Equipment and receipt by Lessor in good collected funds of the sales proceeds, if any, with respect to such Item of the Equipment, Lessor shall pay to Lessee from the escrow account an amount equal to the Renewal Term Residual Risk Amount (as specified in the Schedule) of such Item of the Equipment (less all reasonable actual out-of-pocket costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment);
(2) Lessor shall pay from the escrow account all reasonable actual out-of-pocket costs, expenses and fees of the Servicing Agent, including storage, reasonable and necessary maintenance and other re-marketing fees incurred in connection with the sale, scrap, or disposition of such Item of the Equipment; and (3) any excess sales proceeds then remaining shall be held in escrow by Lessor and deposited in an interest-bearing account, invested in Permitted Investments. Promptly after the sale, scrap or other disposition of all of the Equipment described on the applicable Schedule and receipt by Lessor in good collected funds of the sales proceeds with respect thereto, Lessor shall pay to Lessee an amount equal to all of that portion of the net proceeds, if any, of such sale, scrap or other disposition in excess of the Renewal Term Residual Risk Amount of the Equipment already paid to Lessee up to the Renewal Term Fixed Purchase Price of the applicable Equipment, plus fifty (50) percent of all net proceeds, if any, of such sale, scrap or other disposition in excess of the Renewal Term Fixed Purchase Price of all of the applicable Equipment, and Lessor will also pay to Lessee interest earned on the amount held in escrow attributable to that portion of the escrowed amount distributed to Lessee.
 (c) Purchase. So long as Lessee shall not have exercised its extension option pursuant to Paragraph (a) of this Section, nor exercised its option to return the Equipment pursuant to Paragraph
(b) of this Section, Lessee shall have the option, upon the expiration of the Renewal Term of each individual Schedule, to purchase all (but not less than all) of the Equipment described on such Schedule upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment described on an individual Schedule, Lessee shall pay to Lessor on the last day of the term of this Agreement with respect to such individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder with respect to the Equipment described on the applicable Schedule, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Renewal Term Fixed Purchase Price of such Equipment (as specified on such Schedule), plus all sales taxes and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such Items of Equipment. Upon satisfaction of the conditions specified in this Paragraph (c), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the applicable Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the applicable Equipment.
 (d) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this Section not less than one hundred fifty (150) days nor more than three hundred sixty-five (365) days before the expiration of the Renewal Term of each individual Schedule. Such election shall be effective with respect to all Equipment described on such Schedule. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected to purchase the Equipment described on an individual Schedule pursuant to Paragraph (c) of this Section.

XXVII.     MISCELLANEOUS:
 (a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
 (b) Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any other then outstanding obligations to Lessor hereunder.
 (c) All Equipment shall at all times remain personal property regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.
 (d) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.
 (e) Each of the parties agrees, upon request of the other party, to execute any instrument reasonably necessary or expedient for filing, recording or perfecting the interest of the parties hereunder.
 (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.
 (g) This Agreement and any Schedule and Annexes thereto, and that certain commitment letter dated February 7, 1995, by General Electric Capital Corporation to Guarantor, constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
 (h) The representations, warranties and covenants of Lessee herein shall be deemed to survive the closing hereunder. Lessor's obligations to acquire and lease specific Items of Equipment shall be conditioned upon Lessee providing to Lessor such information with respect to Lessee's financial condition as Lessor may require, and Lessor being satisfied that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessee under Sections III, XVI and XX which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.
 (i) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment and providing reasonable details. Lessor's effecting such compliance shall not be a waiver of Lessee's default.
 (j) Any Rent not paid when due hereunder and which remains unpaid for more than ten (10) days, or any other amount not paid to Lessor when due hereunder, shall bear interest, both before and after any judgment or termination hereof, at the lesser of twelve percent (12%) per annum or the maximum rate allowed by law (the "Late Charge Rate").
 (k) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.
 (l) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Agreement and that, conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Equipment during the term of this Agreement, subject to the terms and provisions hereof.
 (m) The Operative Documents are confidential documents among the parties thereto and, for a period of seven (7) years from the date hereof, each party (the "Relevant Party") agrees to use its best efforts (i.e., in accordance with procedures adopted by such Relevant Party in good faith to protect confidential information of third parties delivered to such Relevant Party) to keep the same confidential and not disclose the Operative Documents to any third party without the prior written consent of Lessor, IBM and Guarantor; provided that nothing herein shall be deemed to prevent any such disclosure by the Relevant Party:
      (i)  to its auditors or attorneys;
      (ii) to any other persons requiring access to such information in connection with the normal business operations of such Relevant Party (including portfolio review and analysis), and such Relevant Party shall be responsible for such person acting in compliance herewith;
      (iii)     to (or as required by) any regulatory authorities;

      (iv) in connection with the enforcement or attempted enforcement of any of the Operative Documents;

      (v) to any person expressing an interest in acquiring, directly or indirectly, the Relevant Party's interest in the Operative Documents (and who agrees to be bound by the provisions of this Paragraph (m)); or

      (vi) as required by any subpoena or civil investigative demand or any applicable law or governmental authority.

XXVIII.    CHOICE OF LAW; JURISDICTION:
 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York.
XXIX. CHATTEL PAPER:
 To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Lease and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

XXX.  SCOPE OF LIABILITY:   Notwithstanding any other provision of
this Agreement or any other Operative Documents executed in connection herewith (expressly excepting the Guaranty and the Letter of Credit Agreement), there shall be no recourse against Lessee or any of its partners, officers or employees, for any liability to Lessor or any Participant arising in connection with any breach or default under this Agreement, except to the extent the same is enforced against the Equipment and the Additional Collateral and any proceeds thereof (including, without limitation, insurance proceeds thereof); and Lessor and the Participants shall look solely to the Equipment and the Additional Collateral and any proceeds thereof (including, without limitation, insurance proceeds thereof) in enforcing rights and obligations under and in connection with this Agreement and the other Operative Documents (expressly excepting the Guaranty and the Letter of Credit Agreement); provided that the foregoing provisions of this Section XXX shall not (i) constitute a waiver, release or discharge of any of Lessee's obligations hereunder, or of any of the terms, covenants, conditions or provisions of this Agreement or the other Operative Documents, or (ii) limit or restrict the right of Lessor to name Lessee as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, so long as no judgment in the nature of a deficiency judgment shall be enforced against Lessee or any of its partners, officers or employees out of any property, assets or funds other than the Equipment or the Additional Collateral and any proceeds thereof (including, without limitation, insurance proceeds thereof).

XXXI. LIMITATION OF LIABILITY:   It is expressly understood and
agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of MiCrus Equipment Trust 1995-1 under the Trust Agreement (the "Trust"), in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by MiCrus by any Person claiming by, through or under MiCrus, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Operative Documents.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                     LESSEE:

WILMINGTON TRUST COMPANY,   MICRUS, a New York general partnership
NOT INDIVIDUALLY BUT
SOLELY AS TRUSTEE           By:  CIREL INC.,
                                 General Partner

By:/s/ Donald G. MacKelcan      By:/s/ Sam S. Srinivasan
Name:  Donald G. MacKelcan      Name:  Sam S. Srinivasan
Title: Senior Financial         Title:
       Services Officer

                            By:   MICRUS HOLDINGS, INC.,
                                  General Partner

                                By:/s/ Eric G. Johnson
                                Name:  Eric G. Johnson







                       CORPORATE GUARANTY

                                             Date:  June 19, 1995
Wilmington Trust Company,
not individually but solely as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

     To induce you to enter into that certain Master Lease Agreement dated as of the date hereof, as now or hereafter amended (the "Agreement"), and/or any Schedules or other documents or instruments evidencing or relating to, any lease, loan, extension of credit or other financial accommodation made pursuant to the Agreement (collectively "Account Documents" and each an "Account Document") to MICRUS, a general partnership organized and existing under the laws of the State of New York ("Customer"), but without in any way binding you to do so, the undersigned, for Ygood and valuable consideration, the receipt and sufficiency of which is hereby acknowledged ("Guarantor"), does hereby:

     (a) agree to pay to you, for the period from and including each applicable Lease Commencement Date to each applicable Basic Term Commencement Date (the "Interim Period"), interim rent for each Item of the Equipment, calculated as the product of the Interest Rate times the Funding Amount with respect to such Item (as specified on the Equipment Schedule) divided by three hundred sixty (360), multiplied by the number of days in the Interim Period. As used herein, "Interest Rate" shall mean that percentage per annum calculated as the sum of one hundred (100) basis points plus the LIBOR Rate redetermined monthly. As used herein, "LIBOR Rate" shall mean, with respect to the Interim Period, an interest rate per annum (rounded upward to the next higher whole multiple of 1/16th percent if such rate is not such a multiple), equal at all times during the Interim Period to the quotient of (1) the rate per annum (rounded upward to the next higher whole multiple of 1/16th percent if such rate is not such a multiple) as determined on the basis of the average of the rates offered by a majority of the banks in the London interbank market for deposits in U.S. Dollars for thirty (30) days, to the extent the rates offered by these banks appear in The Wall Street Journal on the third Business Day next preceding the Lease Commencement Date, redetermined monthly on the last Business Day of each calendar month), divided by (2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the Business Day next preceding the Lease Commencement Date. As used herein, "LIBOR Reserve Requirements" means, for the Interim Period, the maximum reserves (whether basic, supplemental, marginal, emergency or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interim Period. Interim rent shall be paid to you by wire transfer of immediately available funds to your Servicing Agent, General Electric Capital Corporation, at: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as you may direct in writing; and shall be effective upon receipt. Such interim rent shall be due on the earlier of: (x) the applicable Basic Term Commencement Date, or (y) December 29, 1995; provided, however, that if such date is not a Business Day, the interim rent otherwise due on such date shall be payable on the immediately preceding Business Day. Notwithstanding the foregoing, if Lessee does not execute and deliver to you a Certificate of Acceptance with respect to all of the Items of the Equipment listed on a Schedule within sixty (60) days after the applicable Lease Commencement Date (the "Expiration Date"), then the Interim Period shall expire on the Expiration Date and Guarantor shall pay to you on the Expiration Date the interim rent then due plus the Capitalized Lessor's Cost then having been paid by you with respect to all of the Items of the Equipment listed on the Schedule. Upon receipt of such payment, so long as no Lease Default shall then have occurred and be continuing, you will transfer to Guarantor, on an AS IS BASIS, all your interest in and to the applicable Items of the Equipment. You shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Items of the Equipment and any other matters (except that you shall warrant that you have conveyed whatever interest you received in the Items of the Equipment free and clear of any lien or encumbrance created by, through or under you). You shall execute and deliver to Guarantor such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate your interest in and to the applicable Items of the Equipment. Capitalized terms used herein without definition shall have the meaning given them in the Account Documents; and

     (b) guarantee to you, your successors and assigns, the due regular and punctual payment of any sum or sums of money which the Customer may owe to you now or at any time hereafter pursuant to or evidenced by an Account Document, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that the Customer may owe to you now or at any time hereafter pursuant to or evidenced by an Account Document, and does hereby further guarantee to you, your successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Customer may owe to you now or at any time hereafter in connection with or pursuant to the Account Documents (all such payment and performance obligations being collectively referred to as "Obligations"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses which may be suffered by you by reason of Customer's default or default of the undersigned.

     1. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require you to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations. It is agreed that you may, upon any breach or default of the Customer, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Customer, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned at your election, without joinder of the Customer or any other person as parties thereto. The obligations of each signatory to this Guaranty shall be joint and several.

     2. The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the genuineness, validity, regularity and enforceability of the Account Documents or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, this Guaranty or any other documents; (d) your failure or delay in obtaining any other guaranty of the Obligations (including without limitation, your failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by or any other indulgence granted to the Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned; (g) the Customer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Customer or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     3. This Guaranty may be terminated upon delivery to you (at your address shown above) of a written termination notice from the undersigned. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by the Customer prior to your receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

     4. The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by you, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, you shall be prohibited from exercising any of your rights or remedies against the Customer or any other person or against any property, then, as between you and the undersigned, such prohibition shall be of no force and effect, and you shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to you upon a default with respect to the Obligations.

     5. The undersigned covenants and agrees that: (a) it will provide to Lessor: (1) within ninety (90) days after the end of each of its fiscal years, its balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), all in reasonable detail and certified by independent certified public accountants of recognized standing selected by the undersigned; (2) within sixty
(60) days after the end of each quarter of its fiscal year, its balance sheet and related statement of income and statement of cash flows for such quarter, internally prepared in accordance with GAAP and certified by its chief financial officer; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by the undersigned to the Securities and Exchange Commission, including (without limitation) Forms 8K, 10K and 10Q;
(b) it will promptly execute and deliver to you such further documents, instruments and assurances and take such further action as you from time to time reasonably may request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in your favor hereunder; and (c) upon the expiration or earlier termination of the Term under the Agreement with respect to any Item, Guarantor will cause the obligations secured by the New York State Lien to be prepaid in whole or in part, as and to the extent necessary to cause the New York State Lien to be released with respect to such Item.

     6. The undersigned shall be deemed to be in default hereunder ("Default") if: (a) it shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Guarantor or written notice thereof to the undersigned by you; or (b) it shall (1) be generally not paying its debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to it or its property, and such petition filed against it is not dismissed within sixty (60) days; or (c) there is an anticipatory repudiation of its obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect to this Guaranty by or on behalf of the undersigned proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against it; or (e) it shall be in default under any obligation for an amount in excess of $1,000,000.00 for borrowed money, for the deferred purchase price of property or any lease agreement, and the creditor thereunder shall have declared such obligation to be accelerated; or (f) the corporate existence of the undersigned is terminated and its obligations in connection with this Guaranty are not assumed by a successor in interest reasonably satisfactory to you; or (g) as a result of or in connection with a material change in the ownership of the capital stock of the undersigned and the debt to worth ratio of the undersigned equals or exceeds twice its debt to worth ratio as of the date of this Guaranty, without your prior written consent. As used herein, "debt to worth ratio" shall mean the ratio of (1) total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet, to (2) tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to good will, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses and other intangibles, all as determined in accordance with GAAP. Notwithstanding the foregoing, the events specified in sub-parts (c), (f) and (g) of this Section 6 shall not constitute a Default hereunder if, prior to the occurrence of the events specified in any of such sub-parts, Guarantor delivers or causes to be delivered to you an irrevocable stand-by letter of credit ("Letter of Credit") which shall be (w) in an amount equal to the then Stipulated Loss Value of the Equipment, (x) issued by a bank which is acceptable to you in your sole discretion, (y) substantially in the form of Exhibit A attached to the Letter of Credit Agreement (or in such other form as may be acceptable to you in your sole discretion), and (z) for an initial term of one (1) year with automatic annual renewals thereafter (without amendment except for extension of the then-current expiration date by an additional year). You shall have the right, with or without notice to or demand upon Guarantor, to draw upon the Letter of Credit by presenting to the issuer one or more sight drafts and any other necessary documents, and to receive (in a lump sum or in several sums from time to time at your sole discretion) and retain an amount not to exceed, in the aggregate, that available under the Letter of Credit, as and to the extent you otherwise would have been able to demand payment or performance by the undersigned pursuant to this Guaranty. Once all obligations of Customer pursuant to the Account Documents have been indefeasibly paid and performed in full, you shall release the Letter of Credit and provide Guarantor with written notice to that effect or, if you have then drawn under the Letter of Credit, any remaining excess proceeds from the drawing under the Letter of Credit shall be remitted by you to Guarantor. In any event, the undersigned shall remain liable under this Guaranty for any deficiency. If Guarantor is required to provide the Letter of Credit hereunder and fails to do so, then upon your demand, Guarantor shall pay to you the then Stipulated Loss Value of the Equipment.

     7. Upon a Default hereunder, you may, at your option, declare this Guaranty to be in default by written notice to the undersigned (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by the undersigned:

     A. sue for and recover all damages then or thereafter incurred by you as a result of such Default; and/or

     B. seek specific performance of the obligations of the undersigned hereunder.

     In addition, the undersigned shall be liable for all reasonable attorneys' fees and other costs and expenses incurred by reason of any Default or the exercise of your remedies hereunder and/or under the Account Document. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

     8. Notice of acceptance of this Guaranty and of any default by the Customer or any other person is hereby waived.
Presentment, protest, demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from the Customer on a continuing basis financial data and other information regarding the Customer and is not relying upon you to provide any such data or other information. Without limiting the foregoing, notice of adverse change in the Customer's financial condition or of any other fact which might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Customer, its successors or assigns, and you shall be binding upon and shall not affect the liability of the undersigned.

     9. Payment of all amounts now or hereafter owed to the undersigned by the Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to you of all Obligations and is hereby assigned to you as security therefor. The undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Customer and any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid of payable to you by the undersigned hereunder, and the undersigned hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, it, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

     10. (a) THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN US. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. In the event of litigation this Guaranty may be filed as a written consent to a trial by the court.

     (b) As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

     (c) This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by you. No failure by you to exercise your rights hereunder shall give rise to any estoppel against you, or excuse the undersigned from performing hereunder.
 Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

     (d) This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. In the event of default hereunder, you may at any time inspect undersigned's records, or at your option, undersigned shall furnish you with a current independent audit report.

     (e) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York. If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

     (f) All notices required to be given hereunder shall be deemed adequately given if sent by certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing.

     (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (h) Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.
ATTEST:                          CIRRUS LOGIC, INC.



/s/ Sam S. Srinivasan            By:  /s/ Michael L. Hackworth
Secretary/Assistant Secretary    Name:    Michael L. Hackworth
                                 Title:   President

                                 3100 West Warren Avenue
                                 Fremont, California  94538